                                                                   EXHIBIT 4.15

                                                                  Execution Copy





                               LEASE RECEIVABLES
                      PURCHASE AND CONTRIBUTION AGREEMENT

                          Dated as of October 7, 1994

                                    Between

                      LDI Lease Receivables Funding Corp.

                                  as the Buyer
                                  ------------
                                      and

                                LDI CORPORATION

                     as the Originator and the Sub-Servicer
                     --------------------------------------

                                                         TABLE OF CONTENTS
                                                         -----------------
Section                                                                                                                 Page
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
                                                                    ARTICLE I
                                                                   DEFINITIONS

  SECTION 1.01.  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  SECTION 1.02.  Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  SECTION 1.03.  Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                                                                   ARTICLE II
                                                       AMOUNTS AND TERMS OF THE PURCHASES

  SECTION 2.01.  Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  SECTION 2.02.  Purchases from the Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  SECTION 2.03.  Purchases of Interests in Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  SECTION 2.04.  Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  SECTION 2.05.  General Settlement Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  SECTION 2.06.  Payments and Computations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  SECTION 2.07.  Contribution of Equipment and Other
                 Assets to the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  SECTION 2.08.  Transfer of Records to the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  SECTION 2.09.  Perfection of Liens; Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

                                                                   ARTICLE III
                                                             CONDITIONS OF PURCHASES

  SECTION 3.01.  Conditions Precedent to Initial
                 Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  SECTION 3.02.  Conditions Precedent to All Purchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  SECTION 3.03.  Effect of Payment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                                                   ARTICLE IV
                                                         REPRESENTATIONS AND WARRANTIES

  SECTION 4.01.  Representations and Warranties of the
                 Originator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

                                                                    ARTICLE V
                                                       GENERAL COVENANTS OF THE ORIGINATOR

  SECTION 5.01.  Affirmative Covenants of the Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  SECTION 5.02.  Reporting Requirements of the
                 Originator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  SECTION 5.03.  Negative Covenants of the Originator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  SECTION 5.04.  Financial Covenants of the Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

Section                                                                                                                 Page
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
                                                                   ARTICLE VI
                                                          ADMINISTRATION AND COLLECTION

  SECTION 6.01.  Designation of Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  SECTION 6.02.  Rights of the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
  SECTION 6.03.  Further Action Evidencing Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

                                                                   ARTICLE VII
                                                              EVENTS OF TERMINATION

  SECTION 7.01.  Events of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

                                                                  ARTICLE VIII
                                                 INDEMNIFICATION; SUBSTITUTIONS AND RETRANSFERS

  SECTION 8.01.  Indemnities by the Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  SECTION 8.02.  Substitution and Retransfer of Lease
                 Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                                                                   ARTICLE IX
                                                                  MISCELLANEOUS

  SECTION 9.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  SECTION 9.02.  Notices, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  SECTION 9.03.  No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  SECTION 9.04.  Binding Effect; Assignability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  SECTION 9.05.  GOVERNING LAW; WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  SECTION 9.06.  Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  SECTION 9.07.  Execution in Counterparts; Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

                                LIST OF EXHIBITS
                                ----------------


EXHIBIT A   Form of Certificate to Buyer

EXHIBIT B   Description of Credit and Collection Policy

EXHIBIT C   Form of Interest Rate Hedge Assignment

EXHIBIT D   Form of Leases

EXHIBIT E   Form of Lock-Box Agreement

EXHIBIT F   Form of Settlement Report

EXHIBIT G   Form of Opinion(s) of Counsel for Originator

EXHIBIT H   Form of Letter to Accompany Forecasts

EXHIBIT I   List of Offices of Originator where Records Are Kept

EXHIBIT J   List of Lock-Box Banks

EXHIBIT K   Trade Names and Assumed Names

EXHIBIT L   Form of Interest Rate Hedge Report

EXHIBIT M   Interest Rate Hedging Parameters

             LEASE RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT
                          Dated as of October 7, 1994


   LDI LEASE RECEIVABLES FUNDING CORP., a Delaware corporation (the "Buyer"), and LDI CORPORATION, a Delaware corporation as the "Originator" and the "Sub-Servicer," agree as follows:

   PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in
Article I of this Agreement.

   (2) The Originator is in the business of procuring, trading in, leasing, distributing, financing, and providing associated services with respect to, equipment, including computer equipment;

   (3) The Buyer is a special-purpose Subsidiary of the Originator established to purchase and otherwise acquire Lease Receivables and related
Purchased/Contributed Assets;

   (4) The Originator wishes from time to time to offer to sell or contribute as capital to the Buyer Lease Receivables and related Purchased/Contributed Assets; and

   (5) The Buyer desires to procure such Lease Receivables and related Purchased/Contributed Assets from the Originator;

   NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "ADVERSE CLAIM" means a lien, security interest, charge, encumbrance or other right or claim of any Person other than Permitted Encumbrances.

   "AFFILIATE" means, with respect to any Person, a Person: (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) that beneficially owns or holds 5% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of such Person; or (iii) 5% or more of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person; PROVIDED, HOWEVER, that neither the Agent nor CXC shall be deemed to be an Affiliate of the Originator. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or an equity interest, by contract, or otherwise.

   "AFFILIATED OBLIGOR" means any Obligor which is an Affiliate of another Obligor.

   "AGENT" has the meaning assigned to that term in the CXC Agreement.

   "ALTERNATE BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

   (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

   (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

   (c)  1/2 of one percent per annum above the Federal Funds Rate.

   "BANK SECURITY AGREEMENT" means the Amended and Restated Security Agreement dated as of July 29, 1994, by and between the Originator, as the Grantor, and Continental Bank, in its capacity as the Collateral Agent with respect thereto.

   "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
Section 101 ET SEQ.), as amended from time to time, or any successor statute.

   "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Originator or any ERISA Affiliate is, or at any time within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

   "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City.

   "CAPITAL" has the meaning assigned to that term in the CXC Agreement.

   "CERTIFICATE" means a certificate of assignment, in the form of EXHIBIT A evidencing the assignment by the Originator to the Buyer of the Purchased/Contributed Assets.

   "CITIBANK" means Citibank, N.A., a national banking association.

   "COLLATERAL CUSTODIAN" means the "Collateral Custodian" as defined in that certain Collateral Custodian Agreement dated as of the Initial Purchase Date among the Buyer, the Originator, CXC, the Agent and the Fifth Third Bank, as Collateral Custodian.

   "COLLECTION AGENT" means at any time the Person(s) then authorized pursuant to Article VI of the CXC Agreement to service, administer and collect Lease Receivables.

   "COLLECTION AGENT FEE" has the meaning assigned to that term in SECTION 6.01.

   "COLLECTION DATE" has the meaning assigned to that term in the CXC Agreement.

   "COLLECTIONS" means, with respect to any Purchased Lease Receivable, all cash collections and other cash proceeds of such Purchased Lease Receivable, including, without limitation, all cash proceeds of Related Security and other related Purchased/Contributed Assets with respect to such Purchased Lease Receivable, and any Collection of such Purchased Lease Receivable deemed to have been received pursuant to SECTION 2.05 or SECTION 8.02 (it being understood that the Originator shall pay all such deemed Collection amounts to the Buyer by depositing the amount thereof into the Lock-box Account.

   "COMPANY DOCUMENT" shall mean the Expense and Tax-Sharing Agreement dated as of the Initial Purchase Date herewith together with any other agreements between the Originator and the Buyer.

   "CONTRIBUTED EQUIPMENT" has the meaning assigned to that term in SECTION
2.07.

   "CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of July 29, 1994, by and between the Originator, as the Borrower, the various financial institutions party thereto as "Banks" and National City Bank, Society National Bank and Continental Bank, as Co-Agents for the Banks.

   "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices relating to Leases and Lease Receivables described in EXHIBIT B, as modified in compliance with SECTION 5.03(C).

   "CXC" means CXC Incorporated, a Delaware corporation.

   "CXC AGREEMENT" means that certain Lease Receivables Transfer Agreement dated as of the date hereof between CXC, Citicorp North America, Inc., individually and as the Agent, and the Buyer as such agreement may be amended, supplemented or modified from time to time.

   "CXC DISCOUNT RATE" has the meaning assigned to the term "Discount Rate" in the CXC Agreement.

   "CXC DISCOUNTED VALUE" means, with respect to any Lease Receivable, the present value of the aggregate amount of the remaining Periodic Installments of Rent under the related Lease, with such aggregate amount discounted to present value using the CXC Discount Rate for such Lease Receivable and a payment schedule of the first day of each month commencing with the first day of the month in which the CXC Discounted Value is calculated.

   "DEFAULTED LEASE RECEIVABLE" means a Lease Receivable at any time: (i) as to which any two of the immediately preceding six scheduled payments (other than payments for freight charges or administrative fees), or parts thereof, remain unpaid for more than 90 days from the original due date for such payment, (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in SECTION 7.01(G) or (iii) which, consistent with the Credit and Collection Policy, has been or should be written off the Originator's books as uncollectible.

   "DELINQUENT LEASE RECEIVABLE" means a Lease Receivable that is not a Defaulted Lease Receivable and (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such payment or (ii) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent by the Originator.

   "DESIGNATED OBLIGOR" means, at any time, any Obligor of the Originator unless the Buyer has, following three Business Days' notice, advised the Originator that such Obligor shall not be considered a Designated Obligor.

   "DILUTION FACTORS" means with respect to the Purchased Lease Receivables, any credits, rebates, freight charges, cash discounts, store opening discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (whether express or implied), allowances, disputes, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances that are made or coordinated with the Originator's usual practices.

   "DOL" means the United States Department of Labor and any successor department or agency.

   "ELIGIBLE LEASE RECEIVABLE" means, at any time, a Lease Receivable which would be an "Eligible Lease Receivable" under the CXC Agreement.

   "EQUIPMENT" means data processing, telecommunications and other capital equipment leased by the Originator as lessor.

   "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

   "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Originator; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Originator or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Originator, any corporation described in clause (i) above or any partnership or other trade or business described in clause (ii) above.

   "EVENT OF TERMINATION" has the meaning assigned to that term in SECTION 7.01.

   "FACILITY DOCUMENTS" shall mean collectively, this Agreement, the CXC Agreement, the Lock-Box Agreements, the Termination and Reassignment Agreement, the Company Document, and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

   "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

   "INITIAL PURCHASE DATE" means the date the first Purchase is made pursuant to this Agreement.

   "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of July 29, 1994 among the Originator, the Agent, CXC and Bank of America Illinois (formerly Continental Bank), as Collateral Agent.

   "INDEBTEDNESS" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (vi) obligations of such Person in connection with any letter of credit issued for the account of such Person and (vii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

   "INTEREST RATE HEDGE ASSIGNMENT" means an assignment in substantially the form of EXHIBIT C pursuant to which the Originator assigns to the Buyer (and subsequently to the Agent), all Interest Rate Hedges obtained by the Originator in connection with this Agreement other than Interest Rate Hedges entered into by the Originator with Citibank which have been assigned to, and assumed by, CXC.

   "INTEREST RATE HEDGES" means interest rate exchange, collar, cap, swap or similar agreements entered into by the Originator with third parties to provide protection to, or minimize the impact upon, the Buyer and CXC of increasing Transferee Rates (as defined in the CXC Agreement).

   "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

   "IRS" means the Internal Revenue Service of the United States of America.

   "LEASE" means a lease agreement between the Originator and an Obligor, having payment and enforcement terms substantially as favorable to the Originator as those contained in one of the forms of written contract set forth in EXHIBIT D or otherwise approved by the Buyer, pursuant to which the Originator leases Equipment to such Obligor.

   "LEASE RECEIVABLE" means, with respect to any Lease at any time, all Periodic Installments of Rent then or thereafter payable by the Obligor under such Lease, together with all supplemental or additional payments required by the terms of such Lease with respect to insurance, maintenance, ancillary products and services and other specific charges, excluding any such payments or charges which constitute sales or other taxes or the price for a purchase option.

   "LOCK-BOX ACCOUNT" means an account maintained at a Lock-Box Bank for the purpose of receiving Collections.

   "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of EXHIBIT E, among the Originator, the Buyer and a Lock-Box Bank which agreement sets forth the rights of the Agent, the Originator, the Buyer and the Lock-Box Bank with respect to the disposition and application of the Collections received into the applicable Lock-Box Account, including, without limitation, the right of the Agent to direct the Lock-Box Bank to remit all Collections of Transferred Lease Receivables (as defined in the CXC Agreement) directly to the Agent pursuant to SECTION 6.03 of the CXC Agreement.

   "LOCK-BOX BANK" means any of the banks holding one or more lock-box accounts for receiving Collections from Purchased Lease Receivables.

   "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Originator or any ERISA Affiliate.

   "OBLIGOR" means a Person obligated to make payments on a Lease Receivable pursuant to a Lease.

   "OBLIGOR UCC FILING REQUIREMENT" means, with respect to any Purchased Lease Receivable, that the Originator has obtained appropriate UCC financing statements (Form UCC-1) executed by the Obligor of such Lease which UCC financing statements have been filed in all applicable jurisdictions, so that if a court or other Person were to determine that such Lease transferred an ownership (rather than a leasehold) interest in the Equipment subject thereto to the Obligor, the Originator would have a perfected security interest in such Equipment, free and clear of any Adverse Claims except those held by the Buyer hereunder (or any assignee thereof pursuant to other Facility Documents); PROVIDED, HOWEVER, that, except as required by SECTION 2.09, the actual filing of such UCC financing statements shall not be applicable with respect to any Lease if the Outstanding Balance of the Lease Receivable related thereto plus the Outstanding Balance of all other Purchased Lease Receivables of the related Obligor arising under Leases pursuant to which the Equipment is located in the same UCC filing jurisdiction is less than $100,000; PROVIDED, FURTHER, that, notwithstanding the foregoing PROVISO, at all times, such UCC financing statements shall be filed with respect to Equipment such that the aggregate Outstanding Balance of the Lease Receivables related to such

Equipment equals or exceeds 75% of the Purchased Lease Receivables Balance.

   "OUTSTANDING BALANCE" of any Lease Receivable at any time means the CXC Discounted Value of the remaining Periodic Installments of Rent under the related Lease, as such amounts are adjusted as a result of any of the events described in the first sentence of SECTION 2.05. Notwithstanding anything to the contrary contained in this Agreement, if any payment under a Lease Receivable was not paid when due and if such payment remains unpaid at the time the Outstanding Balance of that Lease Receivable is calculated for any purpose, then for purposes of calculating the "OUTSTANDING BALANCE" of such Lease Receivable the CXC Discounted Value of any such unpaid payment shall be equal to such unpaid payment.

   "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

   "PERIODIC INSTALLMENTS OF RENT" means, with respect to any Lease, the aggregate amount of rent installments payable by the Obligor under such Lease, excluding however, all supplemental or additional payments required by the terms of such Lease with respect to taxes, insurance, maintenance, ancillary products and services and other specific charges.

   "PERMITTED ENCUMBRANCE" means any of the following:

   (a) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable;

   (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Originator shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, PROVIDED, that the interest transferred hereunder or any portion thereof transferred or intended to be transferred hereunder is not, in the reasonable opinion of the Buyer, unreasonably jeopardized thereby;

   (c) liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings, and PROVIDED, FURTHER, that the transferred interest hereunder or any portion thereof transferred or intended to be transferred hereunder is not, in the reasonable opinion of the Buyer, jeopardized thereby;

   (d) liens, charges or encumbrances in favor of the Buyer or the Agent or granted to a Liquidity Provider (as defined in the CXC Agreement) by the Agent; or

   (e) with respect to Equipment, the interest of an Obligor in such Equipment under the related Lease.

   "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

   "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Originator or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

   "PURCHASE" means a purchase of Purchased Lease Receivables, Leases with respect to such Purchased Lease Receivables, Related Security with respect to such Purchased Lease Receivables and Collections with respect thereto by the Buyer from the Originator pursuant to SECTIONS 2.01 and 2.02.

   "PURCHASED/CONTRIBUTED ASSETS" means, at any time, all then outstanding Purchased Lease Receivables, Related Security with respect to such Purchased Lease Receivables, Contributed Equipment with respect to such Purchased Lease Receivables, Leases with respect to such Purchased Lease Receivables, Interest Rate Hedges covering Purchased Lease Receivables and Collections with respect to, and other proceeds of, such Purchased Lease Receivables, including, without limitation, all Collections of Purchased Lease Receivables relating to payments due thereunder at any time during the month in which such Lease Receivable became a Purchased Lease Receivable.

   "PURCHASED LEASE RECEIVABLE" means any Lease Receivable which appears on any list of Lease Receivables at any time hereafter submitted to and accepted by the Buyer pursuant to SECTION 2.02, whether purchased by the Buyer or contributed to the capital of the Buyer. Once a Lease Receivable appears on any such list it shall remain a Purchased Lease Receivable; PROVIDED, HOWEVER, that "PURCHASED LEASE RECEIVABLE" shall include any Lease Receivable which is substituted pursuant to SECTION 8.02 for any existing Purchased Lease Receivable; PROVIDED FURTHER, HOWEVER, that with respect to any Lease Receivable that is retransferred to the Originator pursuant to SECTION 8.02, following the Buyer's receipt of the retransfer price for such Lease Receivable, "PURCHASED LEASE RECEIVABLE" shall not include the Lease Receivable so retransferred.

   "PURCHASED LEASE RECEIVABLES BALANCE" means, at any time, the aggregate Outstanding Balance of the Purchased Lease Receivables.

   "RECORDS" means all Leases and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Leases and the related Obligors.

   "RELATED SECURITY" means with respect to any Lease:

   (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of the Lease Receivable arising under such Lease, whether pursuant to such Lease or otherwise;

   (ii) the assignment to the Buyer, of all UCC financing statements covering any collateral securing payment of the Lease Receivable arising under such Lease;

   (iii) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Lease Receivable arising under such Lease whether pursuant to the Lease related to such Lease Receivable or otherwise;

   (iv) all of the Originator's right, title and interest in, to and under any Lease of Equipment which was repossessed from an Obligor of a Purchased Lease Receivable to the extent that the Outstanding Balance of such Purchased Lease Receivable remains unpaid;

   (v)  all Records; and

   (vi)  all proceeds of the foregoing.

   "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA.

   "RISK RATING" means a credit rating on a scale of 1 through 10 given to each Obligor pursuant to the Credit and Collection Policy (with 1 being the best credit rating).

   "SETTLEMENT DATE" means the Initial Purchase Date and thereafter, the 15th day of each month; PROVIDED, that if in any month such day is not a Business Day, the "SETTLEMENT DATE" for such month shall be the first Business Day to occur after such 15th day; PROVIDED, FURTHER, that (i) the Originator may, in its discretion, by notice to the Buyer, request that Settlement Dates occur more frequently than monthly and (ii) the Buyer may, in its discretion, by notice to the Originator, require that Settlement Dates occur more frequently than monthly (but, prior to the Termination Date, no more frequently than twice each month).

   "SETTLEMENT REPORT" means a report, in substantially the form of EXHIBIT F, furnished by the Originator to the Buyer pursuant to SECTION 2.05.

   "SUB-SERVICER" has the meaning assigned to that term in SECTION 6.01.

   "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

   "TERMINATION AND REASSIGNMENT AGREEMENT" means that certain Termination and Reassignment Agreement dated as of the Initial Purchase Date executed by the Originator, CXC and the Agent pursuant to which certain receivables transferred to CXC pursuant to the Amended and Restated Lease Receivables Purchase Agreement dated as of February 15, 1994 among the Originator, the Transferee and the Agent shall be reacquired by the Originator and such agreement is terminated in accordance with its terms.

   "TERMINATION DATE" means the earliest of (i) that Business Day which the Originator designates as the Termination Date by notice to the Buyer at least five Business Days prior to such Business Day, (ii) that Business Day which the Buyer designates as the Termination Date by notice to the Originator at least five Business Days prior to such Business Day, (iii) the date of the declaration or automatic occurrence of the Termination Date pursuant to SECTION 7.01, (iv) the occurrence of the Termination Date under the CXC Agreement and
(v) February 1, 1997.

   "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

   SECTION 1.02. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

   SECTION 1.03. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

   SECTION 2.01. FACILITY. (a) On the terms and conditions hereinafter set forth, the Buyer may in its sole discretion, purchase Purchased Lease Receivables, Leases with respect to such Purchased Lease Receivables, Related Security with respect to such Purchased Lease Receivables and Collections with respect thereto from the Originator from time to time during the period from the date the condition precedent to the initial Purchase in SECTION 3.01 is satisfied to the Termination Date. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Buyer to purchase any Purchased/Contributed Assets at any time.

   (b) It is the intention of the parties hereto that each Purchase of Lease Receivables and related Lease, Related Security and Collections made hereunder shall constitute a "sale of chattel paper," as such term is used in Article 9 of the UCC, which sales are absolute and irrevocable and provide the Buyer with the full benefits of ownership of the Purchased Lease Receivables and such related Purchased/Contributed Assets. Neither the Originator nor the Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Buyer to the Originator secured by such assets. If at any time a court characterizes the Purchases hereunder as loans by the Buyer to the Originator, then the Originator hereby pledges, grants a security interest in and assigns to the Buyer, all of the Originator's right and title to and interest in the Purchased Lease Receivables, the Related Security, the other Purchased/Contributed Assets and Collections related thereto as security for such loans and for the payment and performance of all obligations of the Originator hereunder. In view of the intention of the parties hereto that the Purchases of Lease Receivables and related Leases made hereunder shall constitute sales of such Lease Receivables and related Leases rather than a loan secured by such Lease Receivables and related Leases, the Originator agrees to note on its financial statements that such Lease Receivables and related Leases have been sold to the Buyer.

   SECTION 2.02.  PURCHASES FROM THE ORIGINATOR.

   (a) Each Purchase shall be made on a Settlement Date, provided, that a notice requesting such Purchase is received by the Buyer at least one Business
Day before such Settlement Date.   Each such notice of a proposed Purchase
shall accompany a Settlement Report and shall specify that portion of the Purchase Price which is payable in cash for the Purchased/Contributed Assets to be transferred, a list of all Eligible Lease Receivables that the Originator agrees will constitute Purchased Lease Receivables and a list of Related Security with respect to such Lease Receivables (upon the request of the
Buyer).   Such
notice shall be accompanied by a certification from the Originator that, after giving effect to the Purchase proposed in such notice, the Purchased Lease Receivables hereunder arise under Leases of Equipment which constitute a representative sample of the types of Equipment subject to Leases entered into by the Originator. The Buyer shall promptly thereafter notify the Originator whether the Buyer has determined to make such Purchase.

   (b) The purchase price (the "PURCHASE PRICE") for the new Lease Receivables noted on a Settlement Report (together with the related Purchased/Contributed Assets) payable on any Settlement Date shall be an amount equal to the aggregate present values of the aggregate amount of the remaining Periodic Installments of Rent under each related Lease, with such aggregate amount discounted to present value using the Purchase Price Discount Rate for such Lease Receivable and a payment schedule of the first day of each month commencing with the first day of the month in which the Purchase Price is calculated. "PURCHASE PRICE DISCOUNT RATE" means, for purposes of the foregoing calculation, a rate equal to the CXC Discount Rate with respect to such Lease Receivable applicable to such Lease Receivable under the CXC Agreement on such Settlement Date.

   (c) Except as otherwise provided below in this SECTION 2.02, the Purchase Price for the Purchased/Contributed Assets sold by the Originator under this Agreement shall be payable in full in cash by the Buyer, in each case on the date of each such Purchase, except that the Buyer may, with respect to any Purchase, offset against such Purchase Price any amounts owed by the Originator to the Buyer hereunder and which remain unpaid. On the date of each Purchase, the Buyer shall, upon satisfaction of the applicable conditions set forth in
Article III, make available to the Originator the portion of the Purchase Price payable in cash referred to above in same day funds.

   (d) If, on any Settlement Date, the Buyer has insufficient funds to pay in full the Purchase Price owed on such day, then the Originator shall be deemed to have contributed to the capital of the Buyer Lease Receivables having a Purchase Price equal to the otherwise unpaid portion of the total Purchase Price otherwise owed on such day.

   SECTION 2.03. PURCHASES OF INTERESTS IN LEASES. Although the Buyer has Purchased the Leases that constitute Purchased/Contributed Assets, the Originator shall, in its capacity as Sub-Servicer (i) perform all of the obligations of the lessor under the Leases related to the Purchased Lease Receivables and the exercise by Buyer of any of its rights thereunder or hereunder shall not relieve Originator from such obligations and (ii) pay or cause the Obligor to pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Purchased Lease Receivables, unless the Originator is contesting the payment of such taxes in good faith and by appropriate proceedings; PROVIDED, THAT, the Buyer shall have the right to exercise any of the rights of the lessor under any such Lease and the Buyer shall perform (and hereby authorizes the Sub-Servicer to perform on its behalf) the obligation of the lessor under any such Lease to sell the Contributed Equipment covered by such Lease to the Obligor under such Lease in the event such Obligor exercises its purchase option under such Lease. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall not have any obligation or liability with respect to any Interest Rate Hedges nor shall the Buyer be obligated to perform any of the obligations of the Originator thereunder. The Originator shall perform all of its obligations under the Interest Rate Hedges to the same extent as if Purchased/Contributed Assets had not been transferred hereunder and the exercise by Buyer of any of its rights hereunder shall not relieve Originator from such obligations.

   SECTION 2.04. COLLECTIONS. Any Collections of Purchased Lease Receivables received (or deemed to have been received) by the Originator shall be remitted directly to the Buyer by depositing such Collections in the Lock-box Account within one Business Day of Originator's receipt.


   SECTION 2.05.  GENERAL SETTLEMENT PROCEDURES.

   (a) If on any day the Outstanding Balance of any Purchased Lease Receivable is either (i) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise, any defective or rejected services, any cash discount or any other adjustment made or performed by the Originator or any other Person (including, without limitation, those described in the definition of "DILUTION FACTORS"), or (ii) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Originator or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Originator shall be deemed to have received on such day a Collection of such Purchased Lease Receivable in the amount of such reduction, cancellation or adjustment. If on any day any of the representations or warranties in the first sentence of
SECTION 4.01(H) is no longer true with respect to a Purchased Lease Receivable, the Originator shall be deemed to have received on such day a Collection of such Purchased Lease Receivable in full. Prior to the 15th day of each month (or if such day is not a Business Day, the immediately succeeding Business
Day), the Originator shall prepare and forward to the Buyer, a Settlement Report, as of the close of business of the Originator on the last day of the immediately preceding month.

   (b) Although the Originator and the Buyer agree that the Originator shall have no right to so terminate, reject or not assume a Lease which has a Purchased Lease Receivable arising thereunder (except to the limited extent in the Originator's capacity as Sub-Servicer as provided in this SECTION 2.05(B), if the Originator (or its successor in interest, including a trustee appointed under the Bankruptcy Code) terminates, rejects or does not assume a Lease which has a Purchased Lease Receivable arising thereunder, in whole or in part, prior to the expiration of the original term of such Lease, whether such rejection, termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code), then the Originator shall be deemed to have received Collections with respect to such Purchased Lease Receivable in an amount equal to the amount of the Outstanding Balance thereof that has not been, or may not be paid as a result of such rejection,
termination or non-assumption.   If, prior to the Termination Date, any
Obligor under a Lease which has a Purchased Lease Receivable arising thereunder exercises any purchase option provided thereunder, then the Originator shall be deemed to have received Collections equal to the Outstanding Balance that would be payable under such Purchased Lease Receivable had such option not been exercised. If any Obligor under a Lease which has a Purchased Lease Receivable arising thereunder shall default in the payment of monies due thereunder, or commits any other default, the Originator, as Sub-Servicer, will not terminate or reject such Lease without the Buyer's prior written consent thereto, and, if the Buyer does so consent, the Buyer shall be entitled to receive all amounts received from the Obligor in any enforcement proceeding and all amounts realized from the subsequent disposition of the related Equipment or other Related Security; PROVIDED, HOWEVER, that, prior to the Termination Date, the Originator, as Sub-Servicer, may terminate or reject any such Lease if the Originator substitutes a new Lease Receivable for the Lease Receivable which arose under such Lease or accepts a retransfer of such Lease Receivable, in either case, in accordance with the provisions of SECTION 8.02.

   SECTION 2.06. PAYMENTS AND COMPUTATIONS, ETC. Except as otherwise provided herein, all amounts to be paid or deposited by the Originator hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to a special account in the name of Buyer and maintained at Bank One, Cleveland, N.A.. The Originator shall, to the extent permitted by law, pay to the Buyer interest on all amounts not paid or deposited when due hereunder (whether owing by the Originator individually or as Sub-Servicer) at 2% per annum above the Alternate Base Rate, payable on demand; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

   SECTION 2.07. CONTRIBUTION OF EQUIPMENT AND OTHER ASSETS TO THE BUYER. The Originator hereby contributes to the capital of the Buyer and transfers, assigns and otherwise conveys to the Buyer all of the Originator's right and title to and interest in:

   (a) the following property (the "Contributed Equipment"):

   (i) All Equipment which is the subject of any Purchased Lease Receivable and products and proceeds thereof, including, without limitation, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to such Equipment;

   (ii) All documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to such Equipment; and

   (b) the rights under any Interest Rate Hedge assigned to the Buyer pursuant to an Interest Rate Hedge Assignment.

   The contribution of the Contributed Equipment shall be made automatically upon the Purchase or acquisition by the Buyer of new Purchased Lease Receivables without the need for any further documentation and upon the execution of each Interest Rate Hedge, the Originator will deliver to the Agent a certificate (with a copy to the Buyer) executed by the counterparty to such Interest Rate Hedge in substantially the form of EXHIBIT A to the Interest Rate Hedge Assignment.

   SECTION 2.08.  TRANSFER OF RECORDS TO THE BUYER.

   (a) In connection with the Purchases of Lease Receivables hereunder, the Originator hereby sells, transfers, assigns and otherwise conveys to the Buyer all of the Originator's right and title to and interest in the Records relating to all Lease Receivables included in the Purchased/Contributed Assets, without the need for any further documentation in connection with any Purchase. In connection with such transfer, the Originator hereby grants to the Buyer and the Collection Agent an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Originator to account for the Purchased Lease Receivables, to the extent necessary to administer the Purchased Lease Receivables, whether such software is owned by the Originator or is owned by others and used by the Originator under license agreements with respect thereto. The license granted hereby shall be irrevocable, and shall terminate on the Collection Date.

   (b) The Originator shall take such action requested by the Buyer and/or the Collection Agent, from time to time hereafter, that may be necessary or appropriate to ensure that Buyer has (i) an enforceable ownership interest in the Records relating to the Purchased Lease Receivables and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Purchased Lease Receivables and/or to recreate such Records.

   SECTION 2.09. PERFECTION OF LIENS; FURTHER ASSURANCES. Following the occurrence of an Event of Termination, upon the request of the Buyer, the Originator shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action (including, without limitation, the execution and filing of such financing or continuation statements, or amendments thereto or assignments thereof), that may be necessary or desirable, or that the Buyer may request, in order to (i) assure compliance with the Obligor UCC Filing Requirement (without giving effect to the PROVISO clauses of the definition of "OBLIGOR UCC FILING REQUIREMENT") and
(ii) perfect and protect any ownership or security interest granted or purported to be granted to the Buyer hereunder or to enable the Buyer to exercise and enforce its rights and remedies hereunder with respect to any Purchased/Contributed Assets; PROVIDED, HOWEVER, that the Originator shall not be required to take the actions described in clauses (i) and (ii) above with respect to any Lease which is scheduled to expire by its terms within six months from the date of the Buyer's request or with respect to which the Lease Receivable arising thereunder has an Outstanding Balance of less than $10,000. The Originator hereby authorizes the Buyer to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any part of the Purchased/Contributed Assets now existing or hereafter arising without the signature of the Originator where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased/Contributed Assets or any part thereof shall be sufficient as a financing statement. The Originator will furnish to the Buyer from time to time statements and schedules further identifying and describing the Purchased/Contributed Assets and such other reports in connection with the Purchased/Contributed Assets as the Buyer may reasonably request, all in reasonable detail.


                                  ARTICLE III

                            CONDITIONS OF PURCHASES

   SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial Purchase shall be subject to the condition precedent that the Buyer shall have received the following, each in form and substance satisfactory to the Buyer:

   (a)  The Certificate for the Buyer;

   (b)   The Company Document executed by the Buyer and the Originator;

   (c) Acknowledgment copies of proper UCC-1 Financing Statements executed by the Originator, as may be necessary or, in the opinion of the Buyer, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Buyer's interests in all Lease Receivables and Related Security in which an interest may be assigned to it hereunder;

   (d) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Buyer), dated a date reasonably near to the date hereof, listing all effective financing statements which name the Originator (under its present name and any previous names) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (c) of this SECTION 3.01, together with copies of such financing statements;

   (e) The Termination and Reassignment Agreement dated as of the Initial Purchase Date, executed by each of the Originator, the Agent and CXC, pursuant to which certain lease receivables and related assets are transferred by CXC to the Originator;

   (f) A copy of the resolutions of the Board of Directors of the Originator approving this Agreement, the Company Document, the Termination and Reassignment Agreement and the other Facility Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

   (g) The Certificate of Incorporation of the Originator certified by the Secretary of State of Delaware;

   (h) Good Standing Certificates for the Originator issued by the Secretaries of State of Delaware and Ohio;

   (i) A certificate of the Secretary or Assistant Secretary of the Originator certifying (i) the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Company Document, the Termination and Reassignment Agreement and the other Facility Documents to be delivered by it hereunder (on which certificate the Buyer (and the Agent) may conclusively rely until such time as the Buyer (and the Agent) shall receive from the Originator a revised certificate meeting the requirements of this subsection (j)) and (ii) a copy of the Originator's by-laws;

   (j) The Lock-Box Agreements with the Lock-Box Banks in each case, executed by the Originator and the Buyer and acknowledged and agreed to by the applicable Lock-Box Bank together with an acknowledgment and authorization executed by the Agent, and acknowledged and agreed to by the applicable Lock-Box Bank;

   (k) Copies of all written agreements, if any, between each Lock-Box Bank and Originator with respect to the opening or operation of the Lock-Box Accounts;

   (l) An opinion of Benjamin W. Cannon, General Counsel of the Originator, in substantially the form of EXHIBIT G and as to such other matters as the Buyer may reasonably request; and

   (m) An opinion of Baker & Hostetler, special counsel for the Originator, in substantially the form of EXHIBIT G and as to such other matters as the Buyer may reasonably request.

   SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES. Each Purchase (including the initial Purchase) by the Buyer from the Originator shall be subject to the further conditions precedent that (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Originator shall have delivered (i) to the Buyer, in form and substance satisfactory to the Buyer, a completed Settlement Report dated within twenty days prior to the date of such Purchase and containing such additional information as may be reasonably requested by the Buyer and (ii) to the Agent a release executed by the "Collateral Agent" under the Intercreditor Agreement and (iii) to the Collateral Custodian the original copy of each Lease under which the Lease Receivables to be included in such Purchase arose and (b) on the date of such Purchase the following statements shall be true and the Originator by accepting the cash portion of the Purchase Price shall be deemed to have certified that:

   (i) The representations and warranties contained in SECTION 4.01 are correct on and as of such day as though made on and as of such date,

   (ii) No event has occurred and is continuing, or would result from such Purchase which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and

   (iii) The Buyer shall not have delivered to the Originator a notice stating that the Buyer shall not make any further Purchases hereunder (it being understood that the Buyer may in its sole discretion refuse to make any Purchase whether or not such notice has been delivered);

and (c) the Buyer shall have received such other approvals or documents as the Buyer may reasonably request.

   SECTION 3.03. EFFECT OF PAYMENT OF PURCHASE PRICE. Upon the payment of the Purchase Price for any Purchase, (whether in cash or through a capital contribution), title to the Purchased Lease Receivables and the related Purchased/Contributed Assets shall vest in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied; PROVIDED, HOWEVER, that the Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Originator in fact to satisfy any such condition precedent.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

   SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR. The Originator represents and warrants as follows:

   (a) DUE INCORPORATION AND GOOD STANDING. The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction named at the beginning hereof and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would materially adversely affect (i) the interests hereunder of the Buyer, (ii) the collectibility of any Purchased Lease Receivable or (iii) the ability of the Originator or the Sub-Servicer to perform their respective obligations hereunder.

   (b) DUE AUTHORIZATION AND NO CONFLICT. The execution, delivery and performance by the Originator of this Agreement, the Certificate, and all other agreements, instruments and documents to be delivered hereunder, and the transactions contemplated hereby and thereby, are within the Originator's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Originator's charter or by-laws, (ii) any law, rule or regulation applicable to the Originator, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Originator or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Originator or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Buyer as contemplated hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and the Certificate have been duly executed and delivered on behalf of the Originator.

   (c) GOVERNMENTAL CONSENT. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator of this Agreement, the Certificate or any other agreement, document or instrument to be delivered hereunder.

   (d) ENFORCEABILITY OF FACILITY DOCUMENTS. This Agreement, the Certificate and each other Facility Documents to be delivered by the Originator in connection herewith constitute the legal, valid and binding obligation of the Originator enforceable against the Originator in accordance with their respective terms.

   (e) FINANCIAL STATEMENTS. (i) The consolidated balance sheets of the Originator and its consolidated Subsidiaries as at January 31, 1994, and the related statements of income, retained earnings and cash flows of the Originator and its consolidated Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche, independent public accountants, fairly present in all material respects the consolidated financial condition of the Originator and its consolidated Subsidiaries as at such date and the consolidated results of the operations of the Originator and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since January 31, 1994 there has been no material adverse change in any such condition or operations other than as disclosed in the consolidated balance sheets of the Originator and its consolidated Subsidiaries as at April 30, 1994 and July 31, 1994, and the related statements of income, retained earnings and cash flows of the Originator and its consolidated Subsidiaries for the fiscal quarter then ended, in each case including the notes thereto.

   (f) NO LITIGATION. There are no actions, suits or proceedings pending, or to the knowledge of the Originator threatened, against or affecting the Originator or any of its Subsidiaries, or the property of the Originator or any of its Subsidiaries, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect (i) the financial condition of the Originator or the Originator and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Originator to perform its obligations under this Agreement or the Certificate or (iii) the collectibility of the Purchased Lease Receivables. Neither the Originator nor any of its Subsidiaries is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Originator or any of its Subsidiaries.

   (g) USE OF PROCEEDS. No proceeds of any Purchase will be used by the Originator to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

   (h) PERFECTION OF INTEREST IN PURCHASED LEASE RECEIVABLES. Prior to the Buyer's Purchase and/or acquisition of each Purchased/Contributed Asset hereunder, the Originator is or will be the lawful owner of, and have good title to, such Purchased/Contributed Asset free and clear of any Adverse Claim and upon each Purchase and/or acquisition by the Buyer of Purchased/Contributed Assets hereunder, the Buyer shall acquire a valid and perfected first priority ownership interest in each Purchased Lease Receivable then existing or thereafter arising and in the Related Security, the other Acquired Assets and Collections and with respect thereto, in each case free and clear of any Adverse Claim all such Purchases of Purchased Lease Receivables and related Purchased/Contributed Assets constitute true and valid sales, and all such Purchases and contributions of Purchased Lease Receivables and related Purchased/Contributed Assets constitute true and valid transfers and assignments of all of Originator's right, title and interest in, to and under such Purchased/Contributed Assets (and not merely a pledge of such Purchased Lease Receivables and related Purchased/Contributed Assets for security purposes), enforceable against creditors of the Originator and no such Purchased/Contributed Assets shall constitute property of the Originator; and no effective financing statement or other instrument similar in effect covering any Purchased Lease Receivable, the Related Security, Collections or the other Purchased/Contributed Assets (other than any financing statement in favor of the Collateral Agent under the Bank Security Agreement shall at any time be on file in any recording office except such as may be filed in favor of the Buyer (or its assignees) in accordance with this Agreement.

   (i) ACCURACY OF INFORMATION. No Settlement Report (if prepared by the Originator, or to the extent that information contained therein is supplied by the Originator), information, exhibit, financial statement, document, book, record or report (other than forecasts required to be delivered by the Originator hereunder) furnished or to be furnished by the Originator to the Buyer in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Buyer, as the case may be, at such time) as of the date so furnished, or contains or shall contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

   (j) LOCATION OF CHIEF EXECUTIVE OFFICE AND RECORDS. The chief place of business and chief executive office of the Originator are located at the address of the Originator referred to in SECTION 9.02 hereof and the locations of the offices where the Originator keeps all the Records are listed on EXHIBIT I (or at such other locations, notified to the Buyer in accordance with SECTION 5.01(F), in jurisdictions where all action required by SECTION 6.03 has been taken and completed).

   (k) LOCK-BOX ACCOUNTS. Each Obligor of a Purchased Lease Receivable has been instructed to remit payment on the Purchased Lease Receivables to the Lock-Box Accounts. From and after the Initial Purchase Date, the Originator will have no right, title and/or interest to any of the Lock-Box Accounts and will maintain no lock-box accounts in its own name for the collection of such Purchased Lease Receivables. The account numbers of all Lock-Box Accounts, together with the names and addresses of all the Lock-Box Banks maintaining such Lock-Box Accounts, are specified in EXHIBIT J.

   (l) NO TRADE NAMES. Except as described in EXHIBIT K, the Originator has no trade names, fictitious names, assumed names or "doing business as" names.

   (m) SEPARATE CORPORATE EXISTENCE. The Originator is entering into the transactions contemplated by this Agreement in reliance on the Buyer's identity as a separate legal entity from the Originator and each of its Affiliates other than the Buyer, and acknowledges that the Buyer and the other parties to the Facility Documents are similarly entering into the transactions contemplated by the other Facility Documents in reliance on the Buyer's identity as a separate legal entity from the Originator and each such other Affiliate.

   (n) TAXES. The Originator has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Originator has set aside adequate reserves on its books in accordance with generally accepted accounting principles and which have not given rise to any Adverse Claims.

   (o) SOLVENCY. The Originator: (i) is not "insolvent" (as such term is defined in Section 101(32)(A) of the Bankruptcy Code, (ii) is able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

   (p) NO FRAUDULENT CONVEYANCE. The transactions contemplated by this Agreement and by each of the Facility Documents are being consummated by the Originator in furtherance of the Originator's ordinary business, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. By its receipt of the Purchase Prices hereunder and its ownership of the capital stock of the Buyer, the Originator shall have received reasonably equivalent value for the Lease Receivables sold or otherwise conveyed to the Buyer under this Agreement.

   (q) SOFTWARE. Each of the Buyer and the Collection Agent, as assignee of the Buyer, has (or will have, concurrently with the effectiveness hereof) an enforceable right (whether by license, sublicense or assignment) to use all of the computer software used to account for the Purchased Lease Receivables to the extent necessary to administer the Purchased Lease Receivables.


                                   ARTICLE V

                      GENERAL COVENANTS OF THE ORIGINATOR

   SECTION 5.01. AFFIRMATIVE COVENANTS OF THE ORIGINATOR. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Originator will, unless the Buyer shall otherwise consent in writing:

   (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Lease Receivables and related Leases.

   (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect (i) the interests hereunder of the Buyer,
(ii) the collectibility of any Purchased Lease Receivable or (iii) the ability of the Originator or the Sub-Servicer to perform their respective obligations hereunder.

     (c) AUDITS. At any time and from time to time upon prior written notice to the Originator and during regular business hours, permit the Buyer, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Originator for the purpose of examining such Records, and to discuss matters relating to the Lease Receivables or the Originator's performance hereunder with any of the officers or employees of the Originator having knowledge of such matters.

   (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Lease Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Lease Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Purchased Lease Receivable).

   (e) PERFORMANCE AND COMPLIANCE WITH LEASE RECEIVABLES AND LEASES. At its expense timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Leases related to the Purchased Lease Receivables.

   (f) LOCATION OF RECORDS. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address(es) of the Originator referred to in SECTION 4.01(J), or, in any such case, upon 30 days' prior written notice to the Buyer, at such other locations within the United States where all action required by SECTION 6.03 shall have been taken and completed.

   (g) CREDIT AND COLLECTION POLICIES. Comply in all material respects with its Credit and Collection Policy in regard to each Purchased Lease Receivable and the related Lease.

   (h) COLLECTIONS. Instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account and if the Originator shall receive any Collections (including, without limitation, any Collections deemed to have been received pursuant to SECTION 2.05), Originator shall hold such Collections in trust for the benefit of the Buyer and remit such Collections to the Buyer by depositing such Collections into the Lock-Box Account within one Business Day following Originator's receipt thereof.

   (i) NATURE OF BUSINESS. Engage principally in, directly or indirectly through the ownership of its Subsidiaries, the business of the distribution of data processing, telecommunications and other capital equipment and the servicing and short-term rental thereof.

   (j) COMPLIANCE WITH ERISA. Establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

   (k) OBLIGOR UCC FILING REQUIREMENT. With respect to each Lease Receivable that constitutes a Purchased Lease Receivable, comply with the Obligor UCC Filing Requirement.

   (l) MAINTENANCE OF INSURANCE. Maintain, or cause each Obligor to maintain, with respect to the Leases related to the Purchased Lease Receivables and the Equipment related thereto, casualty and general liability insurance which provide at least the same coverage as a fire and extended coverage insurance policy, issued by a company authorized to issue such policies in the State of Ohio; PROVIDED, HOWEVER, that the foregoing covenant shall be satisfied with respect to Obligors which have a Risk Rating of 1, 2 or 3 which self-insure on a basis consistent with the Credit and Collection Policy. Such insurance policies (and self-insurance where permitted) shall be maintained in an amount which is not less than the aggregate Outstanding Balance of all

Purchased Lease Receivables. Each such casualty and liability policy if maintained by an Obligor, shall name the Originator or the Buyer as loss payee
and additional insured.   The Originator shall remit, or shall cause to be
remitted, the proceeds of any such insurance policy to a Lock-Box Account.

   (m) SEPARATE IDENTITY. Take all actions required to maintain the Buyer's status as a separate legal entity, including, without limitation, (i) not holding the Buyer out to third parties as other than an entity with assets and liabilities distinct from the Originator and the Originator's other Subsidiaries; (ii) not holding itself out to be responsible for the debts of the Buyer or, other than by reason of owning capital stock of the Buyer, for any decisions or actions relating to the business and affairs of the Buyer;
(iii) cause any financial statements consolidated with those of the Buyer to state that the Buyer is a separate corporate entity with its own separate creditors who, in any liquidation of the Buyer, will be entitled to be satisfied out of the Buyer's assets prior to any value in the Buyer becoming available to the Buyer's equity holders; (iv) taking such other actions as are necessary on its part to ensure that all corporate procedures required by its and the Buyer's respective certificates of incorporation and by-laws are duly and validly taken; (v) keeping correct and complete records and books of account and corporate minutes; (vi) not acting in any other matter that could foreseeably mislead others with respect to the Buyer's separate identity; and
(vii) taking such other actions as may be necessary on its part to ensure that the Buyer is in compliance at all times with SECTION 4.01(N) and SECTION 5.01(N) of the CXC Agreement.

   (n) NEW NON-RECOURSE DEBT. For any fiscal year of the Originator, obtain at least 15% of the increase in the Originator's total "Non-Recourse Debt" (as defined in SECTION 5.04(A)) for such fiscal year in the form of "Non-Recourse Lease Rentals" (as defined in the notes to the financial statements referred to in SECTION 4.01(E)).

   (o) INTEREST RATE HEDGES. Maintain Interest Rate Hedges satisfactory to the Buyer (it being agreed that the maintenance of Interest Rate Hedges in compliance with the parameters set forth on EXHIBIT M shall be satisfactory to the Buyer) which the Buyer requests and which the Buyer requires in order to comply with its obligations under the CXC Agreement. Prior to the purchase of any such requested Interest Rate Hedge from any Person other than Citibank, the Originator will offer to Citibank the opportunity to quote terms for such Interest Rate Hedge to the Originator.

   SECTION 5.02. REPORTING REQUIREMENTS OF THE ORIGINATOR. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Originator will, unless the Buyer shall otherwise consent in writing, furnish to the Buyer:

   (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Originator, consolidated balance sheets of the Originator and its consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and retained earnings of the Originator and its consolidated Subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, chief accounting officer or treasurer of the Originator;

   (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Originator, a copy of the consolidated balance sheets of the Originator and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings of the Originator and its consolidated Subsidiaries for such year each reported on by nationally recognized independent public accountants acceptable to the Buyer (the Buyer acknowledges that any of the "Big 5" accounting firms will be acceptable to the Buyer), and, upon the request of the Buyer, the foregoing shall also include consolidating balance sheets and statements by business segment as prepared by the management of the Originator;

   (c) promptly after the sending or filing thereof, copies of all reports which the Originator sends to any of its security holders and copies of all reports and registration statements which the Originator files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

   (d) as soon as possible and in any event within five Business Days after the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, the statement of the chief financial officer, chief accounting officer or treasurer of the Originator setting forth details of such Event of Termination or event and the action which the Originator proposes to take with respect thereto;

   (e) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Originator or any Subsidiary of the Originator files under ERISA with the IRS or the PBGC or the DOL or which the Originator or any Subsidiary of the Originator receives from the PBGC;

   (f) as soon as available and in any event not later than February 28 of each year, a forecast for the next succeeding five fiscal years of the Originator (except that after the Termination Date such forecast shall only be required for the number of fiscal years between the Termination Date and one year after the expected maturity of the Purchased Lease Receivables) in substantially the form of forecast previously provided to the Agent, and accompanied by a letter substantially similar to the letter attached hereto as EXHIBIT H;

   (g) on or before the 15th day of each month (or if such day is not a Business Day, the immediately succeeding Business Day), a report summarizing the Originator's Interest Rate Hedge portfolio as of such day, setting forth the information contained in, and substantially in the form of, the report attached hereto as EXHIBIT L; and

   (h) promptly, from time to time, such other information, documents, records or reports respecting the Lease Receivables or the conditions or operations, financial or otherwise, of the Originator or any Subsidiary of the Originator as the Buyer may from time to time reasonably request in order to protect the interests of the Buyer under or as contemplated by this Agreement.

   SECTION 5.03. NEGATIVE COVENANTS OF THE ORIGINATOR. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Originator will not, without the written consent of the Buyer:

   (a)  SALES, LIENS, ETC. AGAINST LEASE RECEIVABLES AND RELATED ASSETS.
Except as otherwise provided herein, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Purchased Lease Receivable, Related Security or Collections, or any related Lease, or upon or with respect to any Lock-Box Account to which any Collections of any Lease Receivable are sent, or assign any right to receive income in respect thereof, or (ii) create or suffer to exist, any prior Adverse Claim upon or with respect to any Contributed Equipment or Interest Rate Hedges.

   (b) EXTENSION OR AMENDMENT OF LEASE RECEIVABLES. Except to the extent permitted in SECTION 6.02 of the CXC Agreement in its capacity as Sub-Servicer hereunder, extend, amend or otherwise modify, the terms of any Purchased Lease Receivable, or amend, modify or waive, any term or condition of any Lease related thereto, in either case, for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under the related Lease.

   (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Purchased Lease Receivable.

   (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Make any change in its instructions to Obligors regarding payments to be made to the Originator or payments to be made to any Lock-Box Bank.

   (e) MERGER ETC. (i) Merge with or into or consolidate with or into or convey, transfer, lease or otherwise dispose or (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person, or permit any Subsidiary of Originator to do so, except that (A) any Subsidiary of Originator may merge or consolidate with or transfer assets to or acquire assets from any other Subsidiary of Originator, (B) any Subsidiary of Originator may merge into or transfer assets to the Originator or any other Person and (C) the Originator or any Subsidiary of the Originator may acquire the capital stock or assets of any other Person, provided in each case that immediately after giving effect to such proposed transaction, no Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, would exist, and in the case of any such merger to which the Originator is a party, the Originator is the surviving corporation.

   (f) CHANGE IN CORPORATE NAME. Make any change to its corporate name or use any trade names, fictitious names, assumed names or "doing business as" names other than those described in EXHIBIT K, unless prior to the effective date of any such name change or use, Originator delivers to the Buyer such Financing Statements (Form UCC-1 and UCC-3) executed by Originator which the Buyer may reasonably request to reflect such name change or use, together with such other documents and instruments that the Buyer may request in connection therewith.

   (g) ERISA MATTERS. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Originator or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Originator or any ERISA Affiliate under ERISA or the IRC; PROVIDED, HOWEVER, the

Originator and its ERISA Affiliates may take or allow such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events described in clauses (i) through (iv) above so long as such events occurring within any fiscal year of the Originator, in the aggregate, involve a payment of money by or an incurrence of liability of the Originator or any ERISA Affiliate (collectively, "ERISA Liabilities") in an amount which does not exceed $5,000,000.

   (h) TERMINATE OR REJECT LEASES. Without limiting SECTION 5.03(B) and except as otherwise expressly permitted pursuant to SECTION 2.05, terminate or reject any Lease under which a Purchased Lease Receivable has arisen prior to the term of such Lease, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law (including, without limitation, Section 365 of the Bankruptcy Code).

   (i) ACCOUNTING TREATMENT. Prepare any financial statements or other statements which shall account for the transactions contemplated by this Agreement in any manner other than as the sale of, or a capital contribution of, the Purchased/Contributed Assets by the Originator to the Buyer.

   (j) CERTIFICATE OF INCORPORATION. Cause the Buyer to amend its Certificate of Incorporation or By-laws in any manner which would require the consent of the Buyer's independent director or directors, without the Agent's prior written consent.

   SECTION 5.04.  FINANCIAL COVENANTS OF THE ORIGINATOR.

   (a) DEFINED TERMS. As used in Section 5.04(b), the following terms shall have the following meanings:

   "AT RISK MORTGAGE OBLIGATION" means, as at any date, One Million Nine Hundred Thousand Dollars ($1,900,000) MINUS the aggregate principal payments made by LDI Realty Corp., an Ohio corporation ("LDI Realty"), since the effective date of the Credit Agreement under that certain Note Secured by Mortgage, dated January 31, 1991, executed by LDI Realty in favor of Metropolitan Life Insurance Company, a New York corporation, in the original principal amount of Five Million Eight Hundred Thousand Dollars ($5,800,000).

   "CONSOLIDATED NET EARNINGS" means, for any Fiscal Quarter of the Originator, the consolidated net after tax earnings, if any, of the Originator and its Subsidiaries for such Fiscal Quarter; PROVIDED, HOWEVER, for purposes of determining the Originator's compliance with SECTION 5.04(B)(I), that if such consolidated net after tax earnings are less than zero (0) for any Fiscal Quarter, Consolidated Net Earnings for such Fiscal Quarter shall be zero (0).

   "CONSOLIDATED TANGIBLE NET WORTH" means the excess of the net book value (after deduction of all applicable reserves) of the assets (other than goodwill) of the Originator and its Subsidiaries over the liabilities of the Originator and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

   "CONTINGENT LIABILITY" means any agreement, undertaking, arrangement, condition or circumstance by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligations or liabilities of any Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the indebtedness, or obligation or other liability guaranteed thereby.

   "DEBT" means the total liabilities of the Originator and its Subsidiaries as reflected on the consolidated financial statements of the Originator.

   "FISCAL QUARTER" means any period of three (3) consecutive calendar months ending on April 30, July 31, October 31 or January 31 of a Fiscal Year.

   "FISCAL YEAR" means any period of twelve (12) consecutive calendar months ending on January 31.

   "FUNDED DEBT" means any obligation for borrowed money or for the acquisition of property or assets including guaranties, endorsements (other than endorsements of negotiable instruments for collection or deposit in the ordinary course of business) and other Contingent Labilities, but not including Non-Recourse Debt.

   "HEDGING TRANSACTION" means any interest rate swap, rate cap, rate floor or rate collar transaction, or other exchange or rate protection transaction, or any combination of such transactions or agreements entered into by any one (1) or more of the Originator and/or its Subsidiaries; PROVIDED, HOWEVER, that the net maximum interest rate of the underlying transaction relating to each Hedging Transaction (as a result of the Hedging Transaction) shall not exceed a rate per annum three percent (3%) in excess of (i) the "Prime Rate" under the Credit Agreement at the time of such Hedging Transaction or (ii) the coupon rate of any Subordinated Debt outstanding at the time of such Hedging Transaction.

   "INCOME AVAILABLE FOR RECOURSE INTEREST EXPENSE" means the Consolidated Net Earnings, before income taxes, of the Originator and its Subsidiaries, for each Fiscal Quarter, PLUS the actual interest expense of the Originator and its Subsidiaries deducted in computing such Consolidated Net Earnings, LESS the amount of such interest expense which is payable with respect to Non-Recourse Debt for such Fiscal Quarter, PLUS Restructuring Charges deducted in computing such Consolidated Net Earnings, PLUS to the extent not included in the definition of "RESTRUCTURING CHARGES," financing fees incurred by the Originator since March 25, 1994, relating to the Originator's refinance and restructure transactions with the Existing Lenders (as defined in the Bank Security Agreement) which have been amortized or written off by the Originator and which have otherwise been deducted by the Originator in computing such Consolidated Net Earnings.

   "INCOME AVAILABLE FOR TOTAL INTEREST EXPENSE" means the Consolidated Net Earnings, before income taxes, of the Originator and its Subsidiaries on a consolidated basis, for each Fiscal Quarter, PLUS the actual interest expense of the Originator and its Subsidiaries deducted in computing such Consolidated Net Earnings, PLUS Restructuring Charges deducted in computing such Consolidated Net Earnings, PLUS to the extent not included in the definition of "RESTRUCTURING CHARGES," financing fees incurred by the Originator since March 25, 1994, relating to the Originator's refinance and restructure transactions with the Existing Lenders (as defined in the Bank Security Agreement) which have been amortized or written off by the Originator and which have otherwise been deducted by the Originator in computing such Consolidated Net Earnings.

   "NET TOTAL UNHEDGED FUNDED DEBT" means all Funded Debt of the Originator and its Subsidiaries bearing interest at fluctuating interest rates and having original stated maturity dates which are at least sixty (60) days after the date(s) such Funded Debt was incurred, LESS all assets of the Originator and its Subsidiaries bearing interest at fluctuating interest rates, LESS all outstanding Hedging Transactions and LESS any Unfunded Fixed Rate Funding Commitments.

   "NON-RECOURSE DEBT" means any Debt of the Originator and/or its Subsidiaries for which neither the obligee nor any other Person has any legal recourse against the Originator or any of its Subsidiaries, other than to certain specified collateral which shall have been pledged by the Originator or its Subsidiaries in connection with the incurrence thereof.

   "RECOURSE INTEREST EXPENSE" means, for each Fiscal Quarter, the actual interest expense of the Originator and its Subsidiaries deducted in computing Consolidated Net Earnings for such Fiscal Quarter, LESS the amount of such interest expense which is payable with respect to Non-Recourse Debt for such Fiscal Quarter, PLUS, to the extent not included in the definition of "RESTRUCTURING CHARGES," financing fees incurred by the Originator since March 25, 1994, relating to the Originator's refinance and restructure transactions with the Existing Lenders (as defined in the Bank Security Agreement) which have been amortized or written off by the Originator and which have otherwise been deducted by the Originator in computing such Consolidated Net Earnings.

   "RESIDUAL VALUES" means the estimated net residual values (net of (i) the amount of the "Aircraft Residual Reserve Amount" (as defined in the Credit Agreement) included in the calculation of "Residual Values" under the Credit Agreement, and (ii) any other reserves and unearned income), determined on a consolidated basis, of leased equipment under capital leases and/or leveraged leases of the Originator and its Subsidiaries PLUS the net book value of equipment under operating leases of the Originator and its Subsidiaries, determined as at the termination of such operating leases.

   "RESTRUCTURING CHARGES" means the net (after tax) amounts set forth in Originator's financial statements previously delivered and to be delivered in accordance with the terms hereof, to the "Banks" under the Credit Agreement to accurately reflect the valuation adjustments of receivables, inventory, and/or net investments in leases, as well as charges against earnings related to consolidations of Originator's facilities, discontinuation of specific business lines, and severance of employees engaged in those business lines, all as identified in the Originator's Strategic Plan delivered to the "Banks" under the Credit Agreement on April 15, 1994.

   "SENIOR SECURED DEBT" means all principal and interest owing by the Originator under (i) the Credit Agreement, (ii) that certain Note Purchase Agreement, as amended, with Northwestern National Life Insurance Company ("Northwestern"), Northern Life Insurance Company, American Investors Life Insurance Company, Confederation Life Insurance Company ("Confederation") and Beneficial Standard Life Insurance Company, dated as of August 1, 1989, with respect to $20,000,000 9.96% Senior Notes Due 1995; (iii) that certain promissory note, as amended, dated as of July 1, 1993, executed by the Originator as the Grantor in favor of National Westminster Bank, USA, and (iv) those Subject Facilities (as such term is defined in the "Intercreditor Agreement" (as defined in the Credit Agreement)), other than those referred to in CLAUSES (I), (II) and (III) of this definition.

   "SUBORDINATED DEBT" means the Originator's 9-3/8% Convertible Subordinated Notes due August 15, 2000 and any other indebtedness of the Originator which has been subordinated in favor of the prior payment in full of Originator's indebtedness to the Banks in accordance with the Credit Agreement.

   "TOTAL INTEREST EXPENSE" means, for each Fiscal Quarter, the actual interest expense of the Originator and its Subsidiaries deducted in computing Consolidated Net Earnings for such Fiscal Quarter, PLUS, to the extent not included in the definition of "RESTRUCTURING CHARGES," financing fees incurred by the Originator since March 25, 1994, relating to the Originator's refinance and restructure transactions with the Existing Lenders (as defined in the Bank Security Agreement) which have been amortized or written off by the Originator and which have otherwise been deducted by the Originator in computing such Consolidated Net Earnings.

   "UNFUNDED FIXED RATE FUNDING COMMITMENTS" means the legally binding written recourse or non-recourse lending commitments of third parties to the Originator or any Subsidiary of the Originator which state that they will bear interest at a fixed rate and which have not been consummated at the date of determination.

   (b) From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Originator will not suffer or permit:

       (i) Consolidated Tangible Net Worth to be less than (A) Sixty-five Million Seven Hundred Thousand Dollars ($65,700,000) PLUS (B) one hundred percent (100%) of Consolidated Net Earnings of each Fiscal Quarter ending on and after January 31, 1994, as reported in the financial statements delivered to the Securities Exchange Commission in connection with Originator's Form 10-K or Form 10-Q for each such Fiscal Quarter PLUS (C) the net proceeds received by the Originator from the sale of any capital stock of the Originator after January 31, 1994.

      (ii) Net Total Unhedged Funded Debt at the end of any Fiscal Quarter to exceed eighty-five percent (85%) of Consolidated Tangible Net Worth at the end of such Fiscal Quarter.

     (iii) The ratio of (A) Income Available for Total Interest Expense to (B) Total Interest Expense, to be less than (1) 1.0 to 1.0, calculated as at the end of the Fiscal Quarter ending October 31, 1994, for the immediately preceding two (2) Fiscal Quarters then ending, (2) 1.10 to 1.0, calculated as at the end of the Fiscal Quarter ending January 31, 1995, for the immediately preceding three (3) Fiscal Quarters then ending, and (3) 1.10 to 1, calculated as at the end of each Fiscal Quarter thereafter, for the immediately preceding four (4) Fiscal Quarters then ending.

      (iv)  The ratio of (A) Income Available for Recourse Interest Expense to
  (B) Recourse Interest Expense, to be less than (1) 1.05 to 1.0, calculated as at the end of the Fiscal Quarter ending October 31, 1994, for the immediately preceding two (2) Fiscal Quarters then ending, (2) 1.35 to 1.0, calculated as at the end of the Fiscal Quarter ending January 31, 1995, for the immediately preceding three (3) Fiscal Quarters then ending, and (3) 1.35 to 1, calculated as at the end of each Fiscal Quarter thereafter, for the immediately preceding four (4) Fiscal Quarters then ending.

       (v) The ratio of (A) the sum of (1) the Senior Secured Debt at the end of each Fiscal Quarter PLUS (2) the At Risk Mortgage Obligation to (B) the sum of (1) Consolidated Tangible Net Worth as at the end of such Fiscal Quarter PLUS (2) the outstanding principal amount of all Subordinated Debt as at the end of such Fiscal Quarter, to exceed 2.0 to 1.0 as at the end of each Fiscal Quarter.

      (vi) The ratio of (A) Residual Values of the Originator and its Subsidiaries (calculated on a consolidated basis at the end of the Fiscal Quarter in question commencing with the Fiscal Quarter ending October 31,
  1994) to (B) (1) Consolidated Tangible Net Worth PLUS (2) the outstanding principal amount of all Subordinated Debt (as at the end of the Fiscal Quarter in question and which has a maturity of more than twelve (12) months from the date of calculation), to exceed 1.35 to 1.0.


                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION

   SECTION 6.01. DESIGNATION OF SUB-SERVICER. Consistent with the Buyer's ownership of the Purchased Lease Receivables and the other Purchased/Contributed Assets, the Buyer shall have the sole right to service, administer and collect the Lease Receivables, to assign such right and to delegate such right to the Collection Agent. Pursuant to the CXC Agreement, the Buyer has been appointed by the Agent and CXC as the Collection Agent thereunder and the Buyer has accepted such appointment thereunder. In addition, the Buyer, in such capacity as Collection Agent, appoints the Originator as the "Sub-Servicer" and delegates duties as Agent to service, administer and collect the Lease Receivables under the CXC Agreement; it being understood that, except as otherwise agreed to by the Buyer under the other Facility Documents, the Buyer will retain responsibility for withdrawing all amounts remitted to the Lock-box Accounts. As part of the consideration for the Purchases hereunder, the Originator hereby consents to appointment as Sub-Servicer and agrees to perform the each of the duties and obligations of the Collection Agent pursuant to the terms of the CXC Agreement and each of the duties and obligations of the Sub-Servicer pursuant to SECTION 2.03 hereof and to bear the cost of any replacement Sub-Servicer as described in the following sentence. If at any time the Originator is not the Sub-Servicer, the Originator shall pay for the account of the Buyer, upon the

Buyer's demand, a fee (the "Collection Agent Fee") equal to 110% of the reasonable costs and expenses of the Collection Agent of servicing, collecting and administering the Lease Receivables, which costs and expenses shall be invoiced to the Originator in reasonable detail. The Originator's appointment as Sub-Servicer hereunder shall continue until the Collection Agent or a successor Collection Agent notifies the Originator that such appointment has been terminated. The Collection Agent may at any time designate any other Person to perform any or all of the duties of the Sub-Servicer delegated by the Collection Agent hereunder. The Originator shall deliver to the Collection Agent (unless the Originator is acting as Sub-Servicer), and the Collection Agent shall hold in trust for the Buyer and the Agent in accordance with their
respective interests, all Records.    The Sub-Servicer's authorization under
this Agreement shall terminate after the Termination Date on the Collection
Date.

   SECTION 6.02.  RIGHTS OF THE BUYER.  At any time:

   (a) The Buyer may notify the Obligors of Purchased Lease Receivables, or any of them, of the Buyer's ownership interest in Purchased/Contributed Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Purchased Lease Receivable be made directly to the Buyer or its designee (including, without limitation, the Agent).

   (b) The Originator shall, at the Collection Agent's or Buyer's request and at the Originator's expense, give notice of the Buyer's interest in Purchased Lease Receivables to each Obligor and direct that payments be made directly to the Buyer or its designee (including, without limitation, the Agent).

   (c) The Originator shall, at the Buyer's request, assemble all Records which the Buyer reasonably believes are necessary or appropriate for the administration and enforcement of the Purchased Lease Receivables, and shall make the same available to the Buyer at a place selected by the Buyer or its designee.

   (d) The Originator hereby authorizes the Buyer and the Collection Agent to take any and all steps in the Originator's name and on behalf of the Originator necessary or desirable, in the determination of the Buyer and/or the Collection Agent, to collect all amounts due under any and all Purchased Lease Receivables, including, without limitation, endorsing the Originator's name on checks and other instruments representing Collections and enforcing such Lease Receivables and the related Leases.

   SECTION 6.03. FURTHER ACTION EVIDENCING TRANSFERS. The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Buyer's interest in the Purchased/Contributed Assets, or to enable the Buyer to exercise or enforce any of its rights hereunder or under the Certificate. Without limiting the generality of the foregoing, the Originator will mark its master data processing records evidencing such Purchased Lease Receivables and related Leases with a legend, acceptable to the Buyer, evidencing that the Buyer has acquired an ownership interest therein as provided in this Agreement and, upon the request of the Buyer (subject to the provisions of SECTION 2.09 and the Obligor UCC Filing Requirement) will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Buyer may reasonably request. The Originator hereby authorizes the Buyer to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Lease Receivables and the Purchased/Contributed Assets now existing or hereafter arising without the signature of the Originator where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Lease Receivables and the other Purchased/Contributed Assets, or any part thereof, shall be sufficient as a financing statement. If the Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer incurred in connection therewith shall be payable by the Originator upon the Buyer's demand therefor; PROVIDED, HOWEVER, prior to taking any such action, the Buyer shall give notice of such intention to the Originator and provide the Originator with a reasonable opportunity to take such action itself.


                                  ARTICLE VII

                             EVENTS OF TERMINATION

   SECTION 7.01. EVENTS OF TERMINATION. If any of the following events ("Events of Termination") shall occur:

   (a) (i) The Sub-Servicer (if the Originator or any Affiliate of the Originator) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this SECTION 7.01(A)) and such failure shall remain unremedied for three Business Days after written notice from the Buyer or (ii) either the Sub-Servicer (if the Originator or any Affiliate of the Originator) or the Originator shall fail to make any payment or deposit to be made by it hereunder when due and with respect to such payments which do not relate to the remittance of Collections, such failure shall remain unremedied for three Business Days after written notice from the Buyer; or

   (b) The Originator shall fail to perform or observe any term, covenant or agreement contained in Article VI and any such failure shall remain unremedied for five Business Days after written notice from the Buyer; or

   (c) Any representation or warranty made or deemed to be made by the Originator (or any of its officers) under or in connection with this Agreement, any Settlement Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; PROVIDED, HOWEVER, that (i) to the extent any breach of any such representation or warranty may be cured within ten Business Days, the Originator shall have ten Business Days after learning of such breach to make such representation and warranty true and correct and (ii) if any such representation or warranty relates to a Lease Receivable which is retransferred to the Originator pursuant to SECTION 8.02 hereof, then the breach of such representation or warranty shall not give rise to an Event of Termination under this subsection (c); or

   (d) The Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice from the Buyer; or

   (e) The Originator shall fail to pay any principal of or premium or interest on any Indebtedness having a principal amount of $2,000,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Originator or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

   (f) Any Purchase or acquisition by the Buyer of Purchased/Contributed Assets shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority interest in each Purchased Lease Receivable, the Related Security and the Contributed Equipment (subject to the Obligor UCC Filing Requirement), Interest Rate Hedges and Collections with respect thereto or the Certificate delivered hereunder shall for any reason cease to evidence the transfer to the Buyer of a valid and perfected first priority interest in Purchased Lease Receivables, the Related Security and the Contributed Equipment (subject to the Obligor UCC Filing Requirement), Interest Rate Hedges and Collections evidenced by such Certificate; PROVIDED, HOWEVER, if any such failure relates to a Lease Receivable which is retransferred to the Originator pursuant to SECTION 8.02 hereof, then such failure shall not give rise to an Event of Termination under this subsection (f); or

   (g) (i) The Originator shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (ii) the Originator shall take any corporate action to authorize any of the actions set forth in clause
(i) above in this subsection (g); or

   (h) There shall have been any material adverse change in the financial condition or operations of the Originator since January 31, 1994 except as disclosed in the financial statements as at April 30, 1994 and July 31, 1994 described in SECTION 4.01(E), or there shall have occurred any event which materially adversely affects the collectibility of the Lease Receivables generally or there shall have occurred any other event which materially adversely affects the ability of the Originator to collect Lease Receivables generally or the ability of the Originator to perform hereunder; or

   (i)  An "Event of Termination" shall occur under the CXC Agreement;

then, and in any such event, the Buyer may by notice to the Originator declare the Termination Date to have occurred, EXCEPT that, in the case of any event described in clause (i) of subsection (g), above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Buyer shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                  ARTICLE VIII

                 INDEMNIFICATION; SUBSTITUTIONS AND RETRANSFERS

   SECTION 8.01. INDEMNITIES BY THE ORIGINATOR. (a) Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Buyer, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by the Buyer relating to or resulting from any of the following (excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Buyer or (ii) recourse (except with respect to payment and performance obligations provided for in this Agreement) for uncollectible Purchased Lease Receivables):

   (i) the transfer of any Lease Receivable other than an Eligible Lease Receivable;

   (ii) reliance on any representation or warranty made or deemed made by the Originator (or any of its officers) under or in connection with this Agreement, any Settlement Report or any other information or report delivered by the Originator pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

   (iii) the failure by the Originator (individually or as Sub-Servicer) to comply with any term, provision or covenant contained in this Agreement, or any agreement executed in connection with this Agreement or with any applicable law, rule or regulation with respect to any Lease Receivable, the related Lease, the Related Security or the other Purchased/Contributed Assets, or the nonconformity of any Lease Receivable, the related Lease, the Related Security or the other Purchased/Contributed Assets with any such applicable law, rule or regulation;

   (iv) the failure to vest and maintain vested in the Buyer or to transfer to the Buyer an interest in the Lease Receivables which are, or are purported to be, Purchased Lease Receivables, together with all Collections, Related Security and the other Purchased/Contributed Assets, free and clear of any Adverse Claim (including, without limitation, free and clear of any Permitted Encumbrance except in favor of the Buyer or its assignees) whether existing at the time of the Purchase of such Lease Receivable or at any time thereafter;

   (v) the failure to file, or any delay in filing (other than solely as a result of the action or inaction of the Buyer), financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws against the Originator with respect to any Lease or Lease Receivables which are, or are purported to be, Purchased/Contributed Assets, whether at the time of any Purchase or at any subsequent time;

   (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Lease Receivable which is, or is purported to be, a Purchased Lease Receivable (including, without limitation, a defense based on such Lease Receivable or the related Lease not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods, merchandise and/or services related to such Lease Receivable or the furnishing or failure to furnish such goods, merchandise and/or services;

   (vii) any failure of the Originator, as Sub-Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of
  Article VI;

   (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods, merchandise and/or services which are the subject of any Lease Receivable or Lease;

   (ix) the failure to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable in connection with the Purchased Lease Receivables;

   (x) the termination, rejection or non-assumption by the Originator of any Lease under which a Purchased Lease Receivable has arisen prior to the original term of such Lease, whether such rejection, early termination or non-assumption is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable laws (including, without limitation, Section 365 of the Bankruptcy Code); and

   (xi) the failure of the Originator and the Obligors of Purchased Lease Receivables to maintain casualty and liability insurance for the Equipment related to the Purchased Lease Receivables in an amount at least equal to the Purchased Lease Receivables Balance (the foregoing indemnity shall include any portion of a Purchased Lease

  Receivable which is not paid following damage to or destruction of the Equipment related thereto (A) as a result of any deductible under any insurance policy covering such Equipment or (B) if an insurer under an insurance policy shall deny coverage (in any such case prior to termination thereof as a result of the payment by such insurer of an aggregate amount equal to its maximum liability under such insurance policy), or shall refuse to honor a claim under any such insurance policy with respect to a Lease related to any Purchased Lease Receivable or the related Equipment, and if such denial or refusal resulted from the Originator's failure to comply with the requirements of such insurance policy or the requirements of such insurer).

Any amounts subject to the indemnification provisions of this SECTION 8.01 shall be paid by the Originator to the Buyer within two Business Days following Buyer's demand therefor.

   SECTION 8.02. SUBSTITUTION AND RETRANSFER OF LEASE RECEIVABLES. The following rights are in addition to and not in limitation of any other rights or remedies that the Buyer may have hereunder.

   (a) If, with respect to any Purchased Lease Receivable, (i) such Lease Receivable did not constitute an Eligible Lease Receivable on the date such Lease Receivable became a Purchased Lease Receivable (or if, within three Business Days of any Purchase, the Buyer notifies the Originator that any Lease Receivable which became a Purchased Lease Receivable on the date of such Purchase is not an Eligible Lease Receivable) or the Originator shall have breached any representation or warranty made hereunder with respect to such Lease Receivable including without limitation, any of the representations and warranties contained in SECTION 4.01(H) or (ii) the Originator shall at any time breach any covenant made herein with respect to any such Lease Receivable (a Purchased Lease Receivable described in either of clauses (i) or (ii) above being referred to as an "Ineligible Purchased Lease Receivable"), then the Originator shall on the next succeeding Settlement Date, upon the Buyer's demand, at the Originator's option either substitute for such Ineligible Purchased Lease Receivable a new Lease Receivable in the manner specified in subsection (b) of this SECTION 8.02 or accept a retransfer of such Ineligible Purchased Lease Receivable for the retransfer price specified in subsection (c) of this SECTION 8.02; PROVIDED, HOWEVER, that following the Termination Date, the Originator shall not have the option to substitute for Ineligible Purchased Lease Receivables, but must accept retransfers of such Ineligible Purchased Lease Receivables. In addition, the Originator may, at any time, notify the Buyer of its intent to substitute for or accept a retransfer of any Purchased Lease Receivable (i) which is a Defaulted Lease Receivable or (ii) in connection with the rewriting and/or restructuring of the related Lease as an accommodation to, and at the request of, the Obligor thereunder (other than for reasons relating to a decline in the creditworthiness of the Obligor thereof); PROVIDED, HOWEVER, that the aggregate Outstanding Balance of all Purchased Lease Receivables subject to substitution or retransfer pursuant to this clause
(iii) shall not exceed (A) for any three-month period, 15% of the outstanding Capital as of the date of such retransfer or substitution and (B) for any twelve-month period, 25% of the outstanding Capital as of the date of such retransfer or substitution. On the Settlement Date next succeeding any such notice, the Originator shall either substitute for such Defaulted Lease Receivable a new Lease Receivable in the manner specified in subsection (b) of this SECTION 8.02 or accept a retransfer of such Defaulted Lease Receivable for the retransfer price specified in subsection (c) of this SECTION 8.02.

   (b) If the Originator substitutes a new Lease Receivable for a Purchased Lease Receivable pursuant to this SECTION 8.02, such new Lease Receivable shall
(i) on the date of substitution, be an Eligible Lease Receivable, and shall be certified as such by the Originator, (ii) have an Outstanding Balance at least equal to the Outstanding Balance of the Purchased Lease Receivable for which it is being substituted, (iii) have a remaining term that is no longer than the remaining term of the Purchased Lease Receivable for which it is being substituted and (iv) have a Risk Rating equal to or better than the Purchased Lease Receivable for which it is being substituted. On the date of such substitution, such new Eligible Lease Receivable shall become a Purchased Lease Receivable and the Lease Receivable so replaced shall cease to be a Purchased Lease Receivable.

   (c) In the case of a retransfer by the Buyer to the Originator of a Purchased Lease Receivable pursuant to this SECTION 8.02, the Originator shall, on the Settlement Date coinciding with such retransfer pay to the Buyer an amount equal to the Outstanding Balance of such Purchased Lease Receivable as of such Settlement Date. The proceeds of any such retransfer shall be deemed
to be Collections of such Lease Receivable received by the Originator.   Any
such retransfer shall be made without recourse or warranty, express or implied.


                                   ARTICLE IX

                                 MISCELLANEOUS

   SECTION 9.01. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Originator, shall in any event be effective unless the same shall be in writing and signed by (i) the Originator and the Buyer (with respect to an amendment) or (ii) the Buyer (with respect to a waiver or consent by it) or the

Originator (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

   SECTION 9.02.  NOTICES, ETC.   All notices and other communications provided
for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to Article II shall not be effective until received.

   SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

   SECTION 9.04. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Originator, the Buyer and their respective successors and permitted assigns (which successors of the Originator shall include a trustee in bankruptcy). The Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer and the Agent. The Originator acknowledges that the Buyer shall assign to the Agent, for the benefit of CXC, as collateral security for its obligations under the CXC Agreement, all of its rights, remedies, powers and privileges hereunder and that CXC may further assign such rights, remedies, powers and privileges to the extent permitted in the CXC Agreement. The Originator agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the CXC Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement (including, without limitation, the rights and remedies under SECTIONS 6.01, 6.02, 8.01 and 8.02, and the Originator agrees to cooperate fully with the Agent and the Collection Agent in the exercise of such rights and remedies.

Without limitation by the foregoing, the Originator hereby acknowledges that the Buyer and the Collection Agent have agreed pursuant to the CXC Agreement and certain related agreements that, subject to the restrictions set forth therein, the Agent, certain parties providing credit enhancements in connection with the CXC Agreement and, in some circumstances, certain parties providing liquidity for CXC shall be entitled to exercise the Buyer's rights under this Agreement. The Originator hereby consents to the foregoing and agrees to cooperate with any such Person electing to exercise the Buyer's rights under this Agreement. The Buyer is hereby authorized, and the Buyer hereby agrees, that it shall annotate the Certificate to reflect any assignments made pursuant to this SECTION 9.04. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Originator. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; PROVIDED, HOWEVER, that the rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article IV and the indemnification and payment provisions of Article VIII and Article X shall be continuing and shall survive any termination of this Agreement.

   SECTION 9.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE BUYER IN THE PURCHASED/CONTRIBUTED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE ORIGINATOR HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ORIGINATOR AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID, OR, AT THE BUYER'S OPTION, BY SERVICE UPON CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, WHICH THE ORIGINATOR HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS. THE ORIGINATOR HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE ORIGINATOR AND THE BUYER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, THE ORIGINATOR HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 9.05 SHALL

AFFECT THE RIGHT OF THE BUYER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BUYER TO BRING ANY ACTION OR PROCEEDING AGAINST THE ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

   SECTION 9.06. COSTS, EXPENSES AND TAXES. (a) In addition to the rights of indemnification under Article VIII hereof, the Originator agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and any requested amendments, waivers or consents) of this Agreement, the Certificate, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer (and the Agent) with respect thereto and with respect to advising the Buyer (and the Agent) as to its rights and remedies under this Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Certificate, and the other agreements and documents to be delivered hereunder.

   (b) In addition, the Originator shall pay any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Certificate or the other agreements and documents to be delivered hereunder, and agrees to indemnify the Buyer and its assignees against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

   SECTION 9.07. EXECUTION IN COUNTERPARTS; SEVERABILITY. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement or the Certificate shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


BUYER:                          LDI LEASE RECEIVABLES FUNDING CORP.



                                By___________________________
                                   Title:
                                   4770 Hinckley Industrial Parkway
                                   Room No. 51
                                   Cleveland, Ohio 44109
                                   Telecopy No. 216-485-4922



ORIGINATOR:                     LDI CORPORATION



                                By___________________________
                                   Title:
                                   4770 Hinckley Industrial Parkway
                                   Cleveland, Ohio 44109
                                   Telecopy No. 216-485-4922

                                                                       EXHIBIT A



                                  CERTIFICATE

                    Dated as of [the Initial Purchase Date]


   Reference is made to the Lease Receivables Purchase and Contribution Agreement dated as of October 7, 1994 (the "Agreement") among LDI Corporation (the "Originator") and LDI Lease Receivables Funding Corp. (the "Buyer"). The terms defined in the Agreement are used herein as therein defined.

   The Originator hereby sells, transfers and assigns to the Buyer for the account of the Buyer the Purchased/Contributed Assets acquired in each Purchase by the Buyer from the Originator under the Agreement.

   Each Purchase made by the Buyer from the Originator shall be further evidenced by attaching a list of the Lease Receivables and Leases included in such Purchase which attachment is part of this Certificate, and such attachment shall evidence the interest of the Buyer in the Purchased/Contributed Assets transferred with respect to such Purchase]

   This Certificate is made without recourse except as otherwise provided in the Agreement.

   Without the prior written consent of the Buyer, neither this Certificate nor any of the Purchased/Contributed Assets evidenced hereby may be sold, assigned or otherwise transferred by the Buyer except to CXC, Citicorp North America, Inc., Citibank, N.A. or any other Affiliate of Citicorp North America, Inc. Each such permitted assignment by the Buyer of Purchased/Contributed Assets evidenced hereby shall be endorsed by the Buyer on the attachment hereto which is part of this Certificate, and such endorsement shall evidence the assignment by the Buyer of such Purchased/Contributed Assets.

   This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered by its duly authorized officer as of the date first written above.


                                          LDI CORPORATION

                                          By___________________________
                                             Title:

DATES AND AMOUNTS OF PURCHASES AND LIST OF LEASES/LEASE RECEIVABLES

                                                                       EXHIBIT B



                  DESCRIPTION OF CREDIT AND COLLECTION POLICY

                                    Attached

                                                                       EXHIBIT C



                     FORM OF INTEREST RATE HEDGE ASSIGNMENT

                                    Attached

                                                                       EXHIBIT D



                                FORMS OF LEASES

                                    Attached

                                                                       EXHIBIT E



                           FORM OF LOCK-BOX AGREEMENT

                                    Attached

                                                                       EXHIBIT F



                           FORM OF SETTLEMENT REPORT

                                    Attached

                                                                       EXHIBIT G



                   FORM OF OPINIONS OF COUNSEL FOR ORIGINATOR

                                   (Attached)

                                                                       EXHIBIT H



                     FORM OF LETTER TO ACCOMPANY FORECASTS


LDI Lease Receivables Funding Corp.
4770 Hinckley Industrial Parkway
Room No. 51
Cleveland, Ohio 44109
Telecopy No. 216-485-4922

Citicorp North America, Inc.,
  as Agent
450 Mamaroneck Avenue
Harrison, New York  10528

Re: Lease Receivables Purchase and Contribution Agreement dated as of October 7, 1994 ("Purchase Agreement") and Lease Receivables Transfer Agreement dated as of October 7, 1994 ("Transfer Agreement")

Gentlemen:

The attached financial forecast of LDI Corporation ("Originator") consisting of, among other things, consolidated balance sheets and income statements on an annual basis for a period of five years after January 31, 199_, are delivered pursuant to Section 5.02(f) of Purchase Agreement and Section 5.02(c) of the Transfer Agreement. Such forecasts have been prepared by the management of the Originator in light of the past business of the Originator and on the basis of the assumptions set forth therein and are consistent in all material respects with the forecasts previously delivered to the Agent.


          LDI CORPORATION



          By__________________
            Title:_________

                                                                       EXHIBIT I



                         LIST OF OFFICES OF ORIGINATOR
                             WHERE RECORDS ARE KEPT


4770 Hinckley Industrial Parkway
Cleveland, Ohio 44109

                                                                       EXHIBIT J



                                 LOCK-BOX BANKS


Bank One, Cleveland, N.A.
600 Superior Avenue
Cleveland, Ohio 44114

  Lock-Box No. 75114
  Lock-Box Account No. 801937916

                                                                       EXHIBIT K



                         TRADE NAMES AND ASSUMED NAMES


  LDI Corporation
  LDI Technologies
  Leasing Dynamics
  Sea-Tech Communications

                                                                       EXHIBIT L



                       FORM OF INTEREST RATE HEDGE REPORT

                                    Attached

                                                                       EXHIBIT M



                        INTEREST RATE HEDGING PARAMETERS

                                    Attached